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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Epsilon Energy Ltd.
Houston, Texas

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 12, 2018, relating to the consolidated financial statements of Epsilon Energy, Ltd., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Houston, Texas

February 12, 2018

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm